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                        SUNSTONE HOTEL INVESTORS, INC.
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[LETTERHEAD OF SUNSTONE                                         March 24, 1999
 HOTEL INVESTORS, INC.]

Dear Shareholder:

We would like to take this opportunity to acquaint you--or reacquaint you--with our Dividend Reinvestment and Stock Purchase Plan (the "Plan"), and to announce some new added features to make our Plan even more attractive to investors.

   . If you own Sunstone common stock, you can enroll in the Plan and automatically have all or part of your quarterly dividends reinvested in the purchase of additional shares of Sunstone common stock. Once enrolled, you can also make optional cash investments of $100 to $3,000 as often as monthly to purchase new shares. Purchases of more than $3,000 may be made with the Company's approval.

   . We are now offering a 2% Discount for all stock purchased directly from the Company through dividend reinvestment or through optional cash investments of up to $3,000. For investments of more than $3,000, the Company will determine each month whether to allow such investments and whether to offer a discount. The method for calculating the discount and certain limitations on the discount are explained in detail in the Plan Prospectus, available through the Plan administrator at the telephone number below. (Please note, in certain circumstances, shares might be purchased for the Plan in the open market, rather than sold directly by the Company, in which case no discount will be given.)

   . There are no service charges or brokerage commissions for shares purchased directly from the Company. You can purchase additional shares of Sunstone by check or automatic debit of your bank account (minimum $100). (Please note, that brokerage fees will apply to shares purchased for the Plan in the open market and that certain fees may be charged by brokers or others who hold shares that are not registered in your name.)

   . If your shares are held for you in a brokerage account, you have two options:

      . You may contact your broker or have your broker participate in the Plan on your behalf. In this case, you must have your broker make all Plan transactions for you, and you will not receive statements from the Plan administrator regarding shares you purchase through the Plan.

      . Alternatively, you may take advantage of the new Direct Registration feature of the Plan. This allows you to participate in the Plan directly by instructing your broker to transfer all or part of your holdings electronically through the "Direct Registration System" of the Plan administrator. The shares you transfer will be registered in your name on the books of the Company. You will receive account statements regarding the shares and your participation in the Plan from the Plan administrator. Your brokerage account will remain intact, and you will be able to sell the shares either through your broker or through the Plan administrator.

If you register through the Direct Registration system, you may enroll in the Plan by calling the toll free telephone number below and completing an enrollment form and returning it to the Plan administrator.

If your shares are held for you in a brokerage account and you do not wish to register shares in your own name through the Direct Registration System, the Plan allows you to reinvest your dividends through your broker. In this case, you must make arrangements directly with your broker.

While I have outlined the highlights of the Plan, the Prospectus for the Plan gives complete details. To obtain a Prospectus and enrollment card or to find out more about out new added features, call the Plan Administrator, Mellon Bank, N.A. toll free at 888-261-6776.

Sincerely,

/s/ ROBERT A. ALTER

Robert A. Alter
Chairman of the Board and
Chief Executive Officer